STANDARD MICROSYSTEMS CORPORATION
** IMPORTANT NOTICE **
Regarding the Availability of Proxy Material

You are receiving this communication because you hold shares in the above company, and the material you should review before you cast your vote is now available.
This communication presents only an overview of the more complete proxy material that is available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy material before voting.

     STANDARD MICROSYSTEMS CORPORATION
     C/O AMERICAN STOCK TRANSFER
     6201 15TH AVE.
     BROOKLYN, NY 11219
 Stockholder Meeting to be held on 07/10/08

Proxy Material Available
● ● ●	Notice and Proxy Statement Annual Report Form 10K

PROXY MATERIAL — VIEW OR RECEIVE

You can choose to view the material Online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.
To facilitate timely delivery please make the request as instructed below on or before 06/28/08.
HOW TO VIEW MATERIAL VIA THE INTERNET

Have the 12 Digit Control Number(s) available and visit: www.proxyvote.com
HOW TO REQUEST A COPY OF MATERIAL

1)	BY INTERNET	- www.proxyvote.com
2)	BY TELEPHONE	- 1-800-579-1639
3)	BY E-MAIL*	- sendmaterial@proxyvote.com
*If requesting material by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

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See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type:	Annual
Meeting Date:	07/10/08
Meeting Time:	10:00 A.M.
For holders as of:	05/15/08

Meeting Location:

Standard Microsystems Corp.
80 Arkay Drive
Hauppauge, NY 11788

Meeting Directions:

For Meeting Directions Please Call:
631-434-2808

How To Vote

Vote In Person

Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting material for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to
WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

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Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	To elect 3 directors to the Board of Directors of
Standard Microsystems Corporation.

Nominees:

01) Steven J. Bilodeau
02) Peter F. Dicks
03) Stephen C. McCluski

2.	Ratification of the appointment of PricewaterhouseCoopers LLC as independent registered public accountants for fiscal year 2009.

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